UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): October 29, 2007

SURFECT HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	33-132597	88-0513176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Broadway Road Tempe, Arizona	85282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 968-2897

12000 G Candelaria NE Albuquerque, New Mexico 87112
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 1, 2007, Surfect Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) pursuant to which the Company issued $1,500,000 of its 10% convertible promissory notes (“Notes”) due October 29, 2007, as reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 7, 2007. On July 20, 2007, the Company amended the Purchase Agreement to, among other things, issue an additional $300,000 of Notes, as reported in its Current Report on Form 8-K filed with the SEC on July 26, 2007. The Notes are secured by all of the assets of the Company and its subsidiary, Surfect Technologies, Inc. The Company presently is in default on the payment obligation under the Notes. The Company is in discussions with various investors and Note holders regarding future financing and/or an extension of the maturity date of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURFECT HOLDINGS, INC.

Dated: November 6, 2007	By:	/s/ Steven Anderson
Name: Steven Anderson
Title: President and Chief Executive Officer